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                                                           [CONFORMED COPY]





SENSORMATIC ELECTRONICS CORPORATION


NOTE AGREEMENT


Dated as of March 29, 1996


$230,000,000 Principal Amount
7.74% Senior Notes
Due March 29, 2006


$50,000,000 Principal Amount
7.11% Senior Notes
Due March 29, 2001


$70,000,000 Principal Amount
6.99% Senior Notes
Due March 29, 2000

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
                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Section 1.       DESCRIPTION OF NOTES AND COMMITMENT

1.1              Description of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2              Commitment; Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Section 2.       PREPAYMENT OF NOTES

2.1              Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.2              Notice of Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.3              Surrender of Notes on Prepayment or Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.4              Direct Payment and Deemed Date of Receipt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.5              Allocation of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.6              Payments Due on Saturdays, Sundays and Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Section 3.       REPRESENTATIONS

3.1              Representations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
3.2              Representations of the Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Section 4.       CLOSING CONDITIONS

4.1              Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.2              Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.3              Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.4              Payment of Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
4.5              Sale of Notes to Other Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.6              Legality of Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.7              Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
4.8              Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Section 5.       INTERPRETATION OF AGREEMENT

5.1              Certain Terms Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
5.2              Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.3              Valuation Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.4              Direct or Indirect Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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

Section 6.       AFFIRMATIVE COVENANTS

6.1              Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
6.2              Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
6.3              Taxes, Claims for Labor and Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
6.4              Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
6.5              Maintenance of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.6              Financial Information and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
6.7              Inspection of Properties and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.8              ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.9              Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.10             Acquisition of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
6.11             Private Placement Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 7.       NEGATIVE COVENANTS

7.1              Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.2              Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.3              Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
7.4              Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
7.5              Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
7.6              Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
7.7              Consolidated Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
7.8              Nature of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 8.       EVENTS OF DEFAULT AND REMEDIES THEREFOR

8.1              Nature of Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
8.2              Remedies on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
8.3              Annulment of Acceleration of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
8.4              Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
8.5              Conduct No Waiver; Collection Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
8.6              Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
8.7              Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

Section 9.       AMENDMENTS, WAIVERS AND CONSENTS

9.1              Matters Subject to Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
9.2              Solicitation of Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
9.3              Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Section 10.      FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT





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
10.1             Form of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
10.2             Note Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
10.3             Issuance of New Notes upon Exchange or Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
10.4             Replacement of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

Section 11.      MISCELLANEOUS

11.1             Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
11.2             Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
11.3             Reproduction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.4             Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.5             Law Governing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.6             Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.7             Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.8             Reliance on and Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.9             Integration and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.10            Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.11            Usury Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


ANNEXES

I        -       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
II       -       Indebtedness and Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
III      -       Lenders to be Repaid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
IV       -       Affiliates and Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXHIBITS

A-1      -       Form of 10-Year Senior Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
A-2      -       Form of 5-Year Senior Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
A-3      -       Form of 4-Year Senior Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
B        -       Form of Opinion of Purchasers' Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
C        -       Form of Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
D        -       Form of Opinion of Vice President-Corporate Counsel of Company . . . . . . . . . . . . . . . . . . .
E        -       Form of Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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                      SENSORMATIC ELECTRONICS CORPORATION

                                 NOTE AGREEMENT


                                                      Dated as of March 29, 1996


To Each of the Purchasers
 Named in the Attached Schedule I

Ladies and Gentlemen:

         SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows:

0.       DESCRIPTION OF NOTES AND COMMITMENT

         0       Description of Notes.  The Company has authorized the issuance and sale of $350,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date (computed on the basis of a 360-day year comprised of twelve 30-day months), payable semi-annually on March 30 and September 30 of each year, commencing September 30, 1996, and at maturity, at the rate per annum set forth therein prior to maturity and to bear interest, for each day until paid, on any overdue principal (including any overdue optional or required prepayment), on any overdue Make-Whole Amount, and on any overdue installment of interest at a per annum rate, for each day until paid, equal to the greater of (a) the default rate set forth therein and (b) the sum of the reference rate announced by Morgan Guaranty Trust Company of New York from time to time as its "prime rate" for United States domestic loans in United States dollars plus 2%. The Notes shall be issued in three separate series, each expressed to mature on the date set forth therein, and shall be substantially in one of the forms attached as Exhibit A-1 through A-3. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the "Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes. You and the other purchasers are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

         1       Commitment; Closing Date.  Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached
Schedule I at a price of 100% of the principal amount thereof.

         Delivery of and payment for the 7.74% Senior Notes shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, at 11:00 a.m., New York time, on March 29, 1996 and delivery of and payment for the 7.11% Senior Notes and the 6.99% Senior Notes shall be made at such offices at 11:00 a.m., New York time, on April 1, 1996 (each such date of delivery and payment, a "Closing Date"). The Notes shall be delivered to you in the form of one or more Notes in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the applicable Closing Date shall be against payment of the purchase price thereof in Federal funds or other funds in U.S. dollars immediately available at Wachovia Bank of North Carolina, A.B.A. No. 053-100-494, for deposit in the Company's Account No. 8737-080-442. If on the applicable Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes. The funding and other obligations of the Purchasers under this Agreement shall be several and not joint.

1.       PREPAYMENT OF NOTES

         0       Optional Prepayments.

         ()      Upon notice as provided in Section 2.2(a) and (c), the Company may prepay the Notes, in whole or in part, at any time, in an aggregate principal amount not less than $1,000,000, an integral multiple of $100,000 in excess thereof or such lesser amount as shall constitute payment in full of the Notes. Each such prepayment shall be at a price of 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus the Make-Whole Amount.

         (a) In the event of a Change of Control Event, the Company, pursuant to the notices provided in Section 2.2(b) and (c), shall offer to prepay the entire principal amount of the Notes at a price of 100% of the principal amount thereof, plus interest accrued thereon to the date of prepayment, plus 50% of the Make-Whole Amount.

         (b) Any optional prepayment of less than all of the Notes outstanding pursuant to Section 2.1(a) or Section 2.1(b) or Section 7.5 shall be applied to reduce the payment at maturity.

         (c) Except as provided in this Section 2.1 or Section 7.5, the Notes shall not be prepayable in whole or in part.

         1       Notice of Prepayments.

         ()      The Company shall give notice of any optional prepayment of the Notes pursuant to Section 2.1(a) to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying
(i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the Determination Date for calculating the Make-Whole Amount,
(iv) a calculation of the estimated amount of the Make-Whole Amount showing in detail the method of calculation and (v) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the actual Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the prepayment date.

         (a) The Company shall give notice of any offer to prepay the Notes pursuant to Section 2.1(b) to each holder of the Notes. Such notice shall be certified by an authorized officer of the Company and shall specify (i) the nature of the Change of Control Event, (ii) the date fixed for prepayment which, to the extent practicable in view of the timing of the Change of Control Event, shall be not less than 30 or more than 45 calendar days after the date of such notice but which, in any event, shall be not later than the Effective Date of the Change of Control, (iii) the Determination Date for calculating 50% of the Make-Whole Amount, (iv) a calculation of the estimated amount of 50% of the Make-Whole Amount, (v) the accrued interest applicable to the prepayment and (vi) the date by which any holder of a Note that wishes to accept such offer must deliver notice thereof to the Company which shall not be later than 10 calendar days prior to the date fixed for prepayment. Not earlier than 7 calendar days prior to the date fixed for prepayment, the Company shall give written notice to each holder of those holders, and the principal amount of Notes held by each, who have given notices of acceptance of the Company's offer, and thereafter any holder may change its response to the Company's offer by written notice to such effect delivered to the Company not less than 3 calendar days prior to the date fixed for prepayment. Upon receipt by the Company of any non-revoked notice of acceptance from any holder within the required time period, the aggregate principal amount of Notes held by such holder shall become due and payable on the prepayment date.

         (b) The Company also shall give notice to each holder of the Notes to be prepaid pursuant to Section 2.1(a) or (b), by telecopy, telegram, telex or other same-day written communication, 1 Business Day prior to the prepayment date, of the Make-Whole Amount applicable to such prepayment and the details of the calculations used to determine the amount of such Make-Whole Amount.

         2       Surrender of Notes on Prepayment or Exchange.  Subject to
Section 2.4, upon any partial prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to
Section 10.3 in exchange for a new Note or Notes equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company, at the Company's principal office, for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any
Note is prepaid or exchanged, such Note shall be surrendered to the Company following such prepayment for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

         3       Direct Payment and Deemed Date of Receipt.  Notwithstanding
any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent Institutional Holder by wire transfer of immediately available funds to such account as you have designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, at the Company's written request, be surrendered to the Company for cancellation following such payment or prepayment. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, Make-Whole Amount, if any, and/or interest. You and any subsequent Institutional Holder of a Note to which this Section 2.4 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid and, upon written request of the Company, will provide a copy of such notations to the Company. Any payment made pursuant to this Section 2.4 shall be deemed received on the payment date only if received before 12:00 Noon, New York time. Payments received after 12:00 Noon, New York time, shall be deemed received on the next succeeding Business Day.

         4       Allocation of Payments.  In the case of a prepayment pursuant to Section 2.1(a), if less than the entire principal amount of all of the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be prepaid among the outstanding Notes in proportion to the unpaid principal amounts thereof.

         5       Payments Due on Saturdays, Sundays and Holidays.  If any
interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a day other than a Business Day, then such payment or exchange need not be made on such date but may be made on the next succeeding Business Day, with interest payable to the actual date of payment.

2        REPRESENTATIONS

         0       Representations of the Company.  As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

         ()      Corporate Organization and Authority.  The Company is a
solvent corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform this Agreement and to issue and sell the Notes as contemplated in this Agreement.

         (a) Qualification to Do Business. The Company is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect.

         (b) Subsidiaries. The Company has no Subsidiaries except those listed in the attached Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Material Subsidiary is so designated on Annex I. Each Material Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and is duly licensed or qualified and in good standing as a foreign corporation or other organization in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so licensed or qualified could not reasonably be expected to have a Material Adverse Effect. Each Material Subsidiary has full corporate or other power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each Material Subsidiary have good and transferable title to all of the shares they purport to own of the capital stock of each Subsidiary, and all such shares have been duly issued and are fully paid and nonassessable, other than the shares of any Subsidiary that is not a Material Subsidiary the lack of ownership of which or their failure to be duly issued, fully paid and nonassessable, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (c) Financial Statements. The consolidated balance sheets of the Company and its Subsidiaries as of May 31, 1991 and as of June 30, 1992, 1993, 1994 and 1995, and the related consolidated statements of income and cash flows for each of the years ended on such dates, accompanied by the reports and unqualified (as to going concern or scope of audit) opinions of Ernst & Young (or one of its predecessor firms), independent public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted in such financial statements, including the notes thereto) and, together with and subject to the 1995 Reports, present fairly the consolidated financial condition of the Company and its Subsidiaries on such dates and their consolidated results of operations and cash flows for the years then ended. The unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995, the unaudited consolidated statements of income and cash flows for the six months ended December 31, 1994 and

December 31, 1995, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles (except as otherwise noted in such financial statements, including the notes thereto) and the unaudited financial information presented in such financial statements, together with and subject to the 1995 Reports, reflects all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their cash flows for the periods then ended, except that such financial statements omit certain footnotes and are subject to normal year-end audit adjustments.

         (d) No Contingent Liabilities or Adverse Changes. Except for matters disclosed in the 1995 Reports (as to which the ultimate outcome, and whether such matters are material or could have a Material Adverse Effect, cannot now be determined), neither the Company nor any of its Subsidiaries has any contingent liabilities which, individually or in the aggregate, are material to the Company and its Subsidiaries taken as a whole, other than as indicated in the most recent audited and unaudited financial statements described in the foregoing paragraph (d) of this Section 3.l and, except as set forth in such financial statements or the matters disclosed in the 1995 Reports as aforesaid, since December 31, 1995, there have been no changes in the condition, financial or otherwise, of the Company and its Subsidiaries on a consolidated basis except changes which, individually or in the aggregate, are not material and are not required to be disclosed in the Company's consolidated financial statements in accordance with generally accepted accounting principles, or changes occurring in the ordinary course of business, or changes which, individually or in the aggregate, have not had a Material Adverse Effect.

         (e) No Pending Litigation or Proceedings. Except for the proceedings described in the 1995 Reports (as to which the ultimate outcome, and whether such proceedings are material or could have a material Adverse Effect, cannot now be determined), there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (f)     Compliance with Law.

                          () Except for the matters disclosed in the 1995
Reports (as to which the ultimate outcome, and whether such matters could have a Material Adverse Effect, cannot now be determined), neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) in default under any law, rule, regulation, ordinance or order relating to its or their respective businesses, the sanctions and penalties resulting from which defaults described in clauses (x) and (y) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                          (i) Neither the Company nor any Subsidiary of the
Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control Regulations, 31 C.F.R. Chapter V, or is in violation of any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property and no restriction or prohibition under any such statute, Order, rule or regulation has a Material Adverse Effect.

         (g)     ERISA.  In reliance on your representations and warranties in
Section 3.2 and assuming that in the case where you are making representations and warranties under paragraph (a), (b) or (c) of Section 3.2, your purchase of the Notes is covered by the Prohibited Transaction Exemption referred to in such paragraph, neither the purchase of the Notes by you nor the consummation of any of the other transactions between the Company and you contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Plan of the Company or any ERISA Affiliate complies in all material respects and has been operated and administered in compliance with ERISA and other applicable laws. The Plans have been amended to comply with the requirements of the Tax Reform Act of 1986 and subsequent Federal tax legislation and, if applicable, the Company has made timely application to the Internal Revenue Service for determination letters with respect thereto, and such determination letters have not yet been received. There exist with respect to the Company or any ERISA Affiliate no Multiemployer Plans for which a material withdrawal or termination liability may be or has been incurred. There exist with respect to each Plan or Plan trust established or maintained by the Company or any ERISA Affiliate: (i) no accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which could result in any liability to the Pension Benefit Guaranty Corporation ("PBGC") or any "reportable event," as that term is defined in ERISA, which could constitute grounds for termination of any Plan or Plan trust by the PBGC;
(iii) no "prohibited transaction," as that term is defined in ERISA, which could subject any Plan, Plan trust or party dealing with any such Plan or trust to any tax or penalty on prohibited transactions imposed by Section 4975 of the Code; and (iv) no event, transaction or condition that could reasonably be expected to result in the incurrence of any liability pursuant to Title I or IV of ERISA or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA, other than any of the foregoing that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Plan, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, determined as of the end of such Plan's most recently ended plan year. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA. The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standard Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not material to the Company and its Subsidiaries, taken as a whole. Annex IV sets forth a complete list of all "affiliates" of the Company (within the meaning of Prohibited Transaction Exemption 95-60 (issued July 12, 1995)("PTE 95-60")) and all "employee benefit plans" (within the meaning of Section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA or to Section 4975 of the Code) maintained by the Company or any of its "affiliates" (within the meaning of PTE 95-60).

         (h) Title to Properties. Except as disclosed on the most recent audited consolidated balance sheet described in the foregoing paragraph (d) of this Section 3.1, the Company and each Material Subsidiary have (i) good and marketable title in fee simple or its equivalent under applicable law to all the real property owned by them and (ii) good title to all of the other personal property reflected in such balance sheet or subsequently acquired by the Company or any Material Subsidiary (except as sold or otherwise disposed of in the ordinary course of business), in each case free from all Liens or defects in title except those permitted by Section 7.3 and except for other defects in title which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (i) Leases. The Company and each Material Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or such Material Subsidiary is a lessee or is operating, except for leases the termination of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (j) Franchises, Patents, Trademarks and Other Rights. The Company and each Material Subsidiary have all franchises, permits and licenses necessary to carry on or used in their businesses as now being conducted, except for franchises, permits and licenses the lack of which could not be reasonably expected to have a Material Adverse Effect, and none are in default under any of such franchises, permits or licenses except for defaults, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. The Company and each Material Subsidiary own or possess all patents, trademarks, service marks, trade names, copyrights, and licenses, or rights with respect to the foregoing, necessary for, or used by them in, the present conduct of their businesses, without any known conflict with the rights of others, except to the extent that failure to own or possess the same, or such conflict, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (k) Authorization. This Agreement and the Notes have been duly authorized on the part of the Company and this Agreement does, and the Notes when issued will, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of this Agreement or the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action, (iii) are legal and will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and
(iv) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or any Material Subsidiary under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument relating to Indebtedness of the Company or any Material Subsidiary to which the Company or any Material Subsidiary is a party or by which any of them or their property may be bound.

         (l) No Defaults. No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Default or an Event of Default under this Agreement. Neither the Company nor any Material Subsidiary is in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which it is a party or by which it or its property may be bound.

         (m) Governmental Consent. Neither the nature of the Company or any of its Subsidiaries, their respective businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor (assuming the accuracy of the representations set forth in Section 3.2) any circumstances relative to the offer, issuance, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

         (n) Taxes. All income tax returns and all other material tax returns required to be filed by the Company or any Material Subsidiary in any jurisdiction have been timely filed, and all taxes, assessments, fees and other governmental charges upon the Company or any

Material Subsidiary, or upon any of their respective properties, income or franchises, which are due and payable, have been paid timely or contested in good faith by appropriate proceedings that stay the collection thereof by the applicable governmental authority during the period of the contest and as to which reserves reasonably believed by the Company to be adequate are maintained in accordance with generally accepted accounting principles. The Company does not know of any proposed additional tax assessment against it or any Material Subsidiary for which provision reasonably believed by the Company to be adequate has not been made on its books in accordance with generally accepted accounting principles. The statute of limitations with respect to United States Federal income tax liability of the Company and its consolidated Subsidiaries has expired for all taxable years up to and including the taxable year ended May 31, 1988 and no material controversy in respect of additional taxes due since such date is pending or, to the Company's knowledge, threatened, other than the pending audit of the United States Federal income tax returns of the Company and its consolidated Subsidiaries for the fiscal years ended in 1989, 1990, 1991, 1992, 1993 and 1994, in respect of which issues have arisen involving material amounts and in respect of which reserves reasonably believed by the Company to be adequate have been established in accordance with generally accepted accounting principles. The Company's consolidated income tax liability as of December 31, 1995 as set forth in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of that date, appearing in the Company's Form 10-Q as of that date, is adequate as determined in accordance with generally accepted accounting principles for all open years and for the current fiscal period.

         (o) Status under Certain Statutes. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         (p) Private Offering. Neither the Company, nor Schroder Wertheim & Co. Incorporated (the only Person authorized or employed by the Company as agents, brokers, dealers or otherwise in connection with the offering of the Notes or any similar security of the Company) has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than institutional investors, including the Purchasers, each of whom was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its express authorization will offer the Notes or any part thereof or any similar security for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to cause the issuance and sale of the Notes to be subject to the provisions of Section 5 of the Securities Act.

         (q) Effect of Other Instruments. Neither the Company nor any Material Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which (i) in any way restricts the Company's ability to perform its obligations under this Agreement or the Notes or any Material Subsidiary's ability to pay dividends or make advances to the Company or (ii) has a Material Adverse Effect.

         (r) Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes to general corporate purposes, primarily the repayment of certain short-term Indebtedness of the Company and its Subsidiaries. The short-term Indebtedness that will be repaid with such net proceeds is owed to the lenders listed in the attached Annex III. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). Neither the Company nor any Subsidiary owns nor does the Company or any Subsidiary intend to carry or purchase any "margin stock" within the meaning of Regulation G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

         (s) Condition of Property. All of the Facilities of the Company and its Material Subsidiaries are in sound operating condition and repair, except for facilities being repaired in the ordinary course of business or facilities which, individually or in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

         (t) Books and Records. The Company and each of its Material Subsidiaries (i) maintain books, records and accounts in reasonable detail which accurately and fairly reflect in all material respects their respective transactions and business affairs, and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles (except for the application of non-United States accounting principles and practices to the financial statements of certain non-United States Subsidiaries, to the extent that such application does not prevent the Company from preparing consolidated financial statements in accordance with generally accepted accounting principles).

         (u) Environmental Compliance. The Company, each domestic Subsidiary and each Material Subsidiary (including their operations and the conditions at or in the Facilities) comply in all material respects with all Environmental Laws; the Company, each domestic Subsidiary and each Material Subsidiary have obtained all permits under Environmental Laws necessary to their respective operations, all such permits are in full force and effect, and the Company, each domestic Subsidiary and each Material Subsidiary are in compliance with all material terms and conditions of such permits except, in each of the foregoing cases, for permits, the failure of which to obtain, maintain and comply with, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any domestic Subsidiary nor any Material Subsidiary has any liability (contingent or otherwise) in connection with any Release of any Hazardous Material or the existence of any Hazardous Material on, under or about any Facility that could give rise to an Environmental Claim that could reasonably be expected to have a Material Adverse Effect.

         (v) Full Disclosure. Neither the Private Placement Memorandum dated February 1996 (including the attachments and enclosures), the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other written statement or document furnished by the Company or Schroder Wertheim & Co. Incorporated to you in connection with the negotiation of the sale of the Notes, taken together and taken together with the 1995 Reports, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made, except that, as to projections furnished to you in such documents, such projections, as modified by additional communications from the Company and Schroder Wertheim & Co. Incorporated to the Purchasers subsequent to the distribution of such projections, constitute good faith estimates of the Company based upon current information and assumptions believed by the Company to be reasonable. There are no facts (exclusive of general economic, political or social conditions or trends) particular to the Company and known by the Company that the Company has not disclosed in the 1995 Reports or otherwise to you in writing and that have, individually or in the aggregate, a Material Adverse Effect or, so far as the Company can now reasonably foresee, will have, individually or in the aggregate, a Material Adverse Effect.

         1       Representations of the Purchasers.  You represent and warrant, and in entering into this Agreement the Company understands, that you are acquiring the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to any distribution thereof, provided that the disposition of your property shall at all times be and remain within your control; subject, however, to compliance with Federal securities laws. You acknowledge that the Notes have not been registered under the Securities Act and you understand and agree that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities Act.

         You further represent and warrant that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

         (a) If you are an insurance company, the Source is an "insurance company general account", within the meaning of Section V(e) of Prohibited Transaction Exemption

("PTE") 95-60 (issued July 12, 1995) and the amount of reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners ("NAIC Annual Statement") and before reduction for credits on account of any reinsurance ceded on a coinsurance basis (the "Reserves and Liabilities")) for your general account contract(s) held by or on behalf of any employee benefit plan disclosed by the Company pursuant to Section 3.1(h) hereof or all such disclosed employee benefit plans does not exceed 10% of the total Reserves and Liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

         (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990) or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code (herein collectively referred to as an "ERISA Plan") or group of ERISA Plans maintained by the same employer or employee organization beneficially owns more than 10% of the total of all assets in such pooled separate account or in such collective investment fund; or

         (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 issued May 25, 1984) which is managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of PTE 84-14), no ERISA Plan's assets that are included in such investment fund, when combined with the assets of all other ERISA Plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of PTE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTE 84-14 are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of PTE 84-14) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all ERISA Plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

         (d)     the Source is a governmental plan; or

         (e) the Source is one or more ERISA Plans, or a separate account or trust fund comprised of one or more ERISA Plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

         (f)     the Source does not include assets of any ERISA Plan.

As used in this Section 3.2, the terms "employee benefit plan" and "governmental plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

3.  CLOSING CONDITIONS

         Your obligation to purchase the Notes on the applicable Closing Date shall be subject to the performance by the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before such Closing Date:

         0       Representations and Warranties.  The representations and
warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the applicable Closing Date and the Company shall have delivered to you a certificate to such effect, dated such Closing Date and executed by the president, the chief financial officer, the chief accounting officer or the Treasurer of the Company.

         1       Legal Opinions.  You shall have received from Davis Polk &
Wardwell, who is acting as your special counsel in this transaction, from Christy & Viener, special New York counsel to the Company, and from Walter A. Engdahl, Vice President Corporate Counsel of the Company, their opinions, dated the applicable Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibits B, C and D, respectively.

         2       Events of Default.  No Default or Event of Default shall have occurred and be continuing on the applicable Closing Date after giving effect to the issue and sale of the Notes and the application of the proceeds thereof, and the Company shall have delivered to you a certificate to such effect, dated such Closing Date and executed by the president, the chief financial officer, the chief accounting officer or the Treasurer of the Company.

         3       Payment of Fees and Expenses.  The Company shall have paid the fees and expenses of Davis Polk & Wardwell, your special counsel, through the applicable Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes to the extent that the Company has received that firm's invoice not later than 1 Business Day prior to such Closing Date (all fees and expenses not so invoiced shall remain payable pursuant to Section 11.1).

         4       Sale of Notes to Other Purchasers. In the case of the 7.74%
Senior Notes, the Company shall have consummated the sale of the entire $230,000,000 principal amount of such Notes to be sold on the applicable Closing Date pursuant to this Agreement and, in the case of the 7.11% Senior Notes and the 6.99% Senior Notes, the Company shall have consummated the sale of the entire $120,000,000 principal amount of such Notes to be sold on the applicable Closing Date pursuant to this Agreement.

         5       Legality of Investment.  Your acquisition of the Notes shall constitute a legal investment as of the applicable Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restrictions as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

         6       Private Placement Number.  A private placement number with respect to each series of Notes shall have been issued by the CUSIP Service Bureau of Standard & Poor's Corporation and you shall have received written confirmation thereof.

         7       Proceedings and Documents.  All proceedings taken in
connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.

4.  INTERPRETATION OF AGREEMENT

         0       Certain Terms Defined.  The terms hereinafter set forth when used in this Agreement shall have the following meanings:

         Affiliate. Any Person (other than a Subsidiary or an original Purchaser) (i) who is a director or executive officer of the Company or any Material Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (iii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the Voting Stock of the Company or any Material Subsidiary or (iv) of which securities representing 5% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 5% or more of its equity) is beneficially owned or held by the Company or any Material Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreement.  As defined in Section 1.1.

         Business Day. Any day, other than Saturday, Sunday or a legal holiday or any other day on which banking institutions in New York, New York generally are authorized by law to close.

         Capitalized Lease. Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

         Change of Control Event. The (i) acquisition through purchase or otherwise by any Person, or group of Persons acting in concert, directly or indirectly, in one or more transactions, of beneficial ownership or control of securities representing more than 50% of the combined voting power of the Company's Voting Stock (including the written agreement to act in concert (in a way which could reasonably be expected to have a material impact on the operations or methods of operation of the Company) by Persons who beneficially own or control securities representing more than 50% of the combined voting power of the Company's Voting Stock) or (ii) entering into by the Company of a written agreement providing for or contemplating an event described in clause
(i) or (iii) hereof, or (iii) expiration, without withdrawals reducing such percentage to 50% or less, of ten days following the date on which shares representing more than 50% of the combined voting power of the Company's Voting Stock have been tendered pursuant to a tender offer by any Person, including the Company or a Subsidiary, for securities representing more than 50% of the combined voting power of the Company's Voting Stock, whether or not such securities are purchased pursuant to such tender offer. The date on which an event described in the foregoing sentence occurs is referred to as the "Effective Date of the Change of Control."

         Closing Date.  As defined in Section 1.2.

         Code.  As defined in Section 3.1(h).

         Consolidated Indebtedness. Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Net Income. For any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles and after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event (i) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary; (ii) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition; (iii) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger; (iv) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings are immediately available without legal or contractual restriction for cash distributions to the Company or such Subsidiary; (v) any portion of the net earnings of any Subsidiary which for any reason is legally or contractually unavailable for payment of cash dividends to the Company or any other Subsidiary; (vi) earnings resulting from any reappraisal, revaluation or write-up of assets; (vii) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and (viii) any reversal subsequent to March 31, 1996 of any reserve (other than a reserve created in the ordinary course of business in accordance with generally accepted accounting principles), except to the extent that provision for such reserve shall have been made from income arising subsequent to March 31, 1996.

         Consolidated Net Worth. The consolidated stockholders' equity of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

         Consolidated Total Assets. The total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Capitalization. At any time, the sum of Consolidated Net Worth and Consolidated Indebtedness at such time.

         Default. Any event which, with the lapse of time or the giving of notice, or both, would become an Event of Default.

         Determination Date. The day 1 Business Day before (i) the date fixed for a prepayment pursuant to Section 2.1(a) or (b) or Section 7.5 or (ii) the date of declaration pursuant to Section 8.2.

         Environmental Claim. Any written notice of violation, claim, demand, abatement order or other order by any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release (whether sudden or non-sudden or accidental or nonaccidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to any Facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statute, rule, regulation, ordinance, order, permit, license or authorization of or from any governmental authority, agency or court relating to environmental matters pertaining to the Facilities.

         Environmental Laws. All laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous

Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), and comparable state and foreign laws, each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

         ERISA.  As defined in Section 3.1(h).

         ERISA Affiliate. Any trade or business, whether or not incorporated, that is treated as a single employer together with the Company under Section 414 of the Code.

         Event of Default.  As defined in Section 8.1.

         Exchange Act. The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

         Facilities. Any and all real property (including all buildings, fixtures or other improvements located thereon) now or heretofore owned, leased, operated or used (under permit or otherwise) by the Company or any of its Subsidiaries.

         Guaranties. All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof, or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. Notwithstanding the foregoing, in no event shall any recourse obligation, guarantee or other contractual undertaking arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts in the ordinary course of business by the Company or any Subsidiary be deemed to be a Guaranty. For the purposes of all computations made under this

Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         Hazardous Materials. (i) Any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of the Company or any of its Subsidiaries or to Persons on or about such property or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

         Indebtedness. For any Person, without duplication, the outstanding principal amount of all borrowings which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a consolidated balance sheet prepared in accordance with generally accepted accounting principles, and in any event all (i) obligations for borrowed money or to pay the deferred purchase price of property or assets (except trade account payables), (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Leases, (v) unfunded pension liabilities in connection with any Plan, (vi) amounts of any reserves for doubtful accounts recorded on the books of such Person for leases, receivables or other accounts sold, factored or otherwise disposed of by such Person and (vii) Guaranties of obligations of others of the character referred to in this definition. Notwithstanding the foregoing, in no event shall any recourse obligation, guarantee or other contractual undertaking arising in connection with the sale, factoring or other disposition of leases, receivables or other accounts in the ordinary course of business by the Company or any Subsidiary be deemed to be Indebtedness.

         Institutional Holder. Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any

"accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, which is or becomes a holder of any Note.

         Lien. Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing, other than filings of financing statements in respect of operating leases and other similar filings of merely a precautionary nature including filings of financing statements in respect of sales of (and not security interests in) receivables and other accounts.

         Make-Whole Amount. As of any Determination Date and with respect to any Note, to the extent that the Reinvestment Yield on such Determination Date is lower than the interest rate payable on or in respect of such Note, the excess of (a) the present value of the principal and interest payments to be foregone by any prepayment (exclusive of accrued interest on such Note through the date of prepayment) on such Note (taking into account the manner of application of such prepayment required by Section 2.1(c)), determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months), such payments at a rate that is equal to the Reinvestment Yield over (b) the aggregate principal amount of such Note then to be prepaid or paid. To the extent that the Reinvestment Yield on any Determination Date is equal to or higher than the interest rate payable on or in respect of such Note, the Make-Whole Amount is zero.

         Material Adverse Effect. (i) A material adverse effect on the business, properties, profits, prospects which are central to the business at the time, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (ii) the material impairment of the ability of the Company to perform its obligations under this Agreement or the Notes or
(iii) the impairment of the ability of the holders of the Notes to enforce the Company's obligations under this Agreement or the Notes.

         Material Subsidiary. As of the date of determination, Sensormatic GmbH, and any other Subsidiary (i) whose consolidated total assets exceed 5% of Consolidated Total Assets or (ii) whose consolidated revenues exceed 10% of the consolidated revenues of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

         Multiemployer Plan. Any Plan that is a "multi-employer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         1995 Reports. Collectively, (i) the report of the Company on Form 10-K for the fiscal year of the Company ended on June 30, 1995, (ii) the report of the Company on Form 10-Q/A for the fiscal quarter of the Company ended on September 30, 1995, (iii) the report of the Company on Form 8-K dated October 30, 1995, (iv) the report of the Company on Form

10-Q for the fiscal quarter of the Company ended December 31, 1995, and (v) the Company's press release dated March 19, 1996.

         Notes.  As defined in Section 1.1.

         PBGC.  As defined in Section 3.1(h).

         Person. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any governmental authority, agency or political subdivision.

         Plan. Any "employee pension benefit plan" (as defined in Section 3(2)(A) of ERISA) covered by Title IV of ERISA (other than any employee pension benefit plan described in Section 4021(b) of ERISA) or subject to the minimum funding standards under Section 412 of the Code and that is or, within the preceding 5 years, has been established or maintained, or to which contributions are or, within the preceding 5 years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         Purchaser.  As defined in Section 1.1.

         Reinvestment Yield. With respect to any Note then being prepaid or paid, the sum of (i) 0.50% plus (ii) the yield reported, as of 10:00 A.M. (New York City time) on the Determination Date, on the Cantor-Fitzgerald Brokerage Screen available on the Bloomberg and Knight Ridder Information System (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) for actively traded U.S. Treasury securities having a maturity equal to the Weighted Average Life to Maturity of such Note as of the date of prepayment or payment, rounded to the nearest month, or if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the yields published in the statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" (the "statistical release") for the maturity corresponding to the remaining Weighted Average Life to Maturity of such Note as of the date of such prepayment or payment rounded to the nearest month. For purposes of calculating the Reinvestment Yield, the most recent weekly statistical release published prior to the applicable Determination Date shall be used. In the event the statistical release is not published, the arithmetic mean of such reasonably comparable index as may be designated by the holders of at least 51% in aggregate principal amount of the Notes, for the maturity corresponding to the remaining Weighted Average Life to Maturity of such Note then being prepaid or paid as of the date of prepayment or payment, as the case may be, rounded to the nearest month shall be used. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding, in each of such relevant periods, to the nearest month).

         Release. Any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

         Rentals. As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

         Securities Act. The Securities Act of 1933, as amended, and as it may be further amended from time to time.

         Senior Consolidated Indebtedness. At any time, all Consolidated Indebtedness other than Subordinated Consolidated Indebtedness at such time.

         Subordinated Consolidated Indebtedness. Any unsecured Consolidated Indebtedness (i) which is expressly subordinate in right of payment to the Notes pursuant to a form of subordination substantially in the form of the attached Exhibit E, and (ii) which has a Weighted Average Life to Maturity extending beyond the final maturity of the 7.74% Senior Notes.

         Subsidiary. Any corporation of which shares of Voting Stock representing more than 50% of the combined voting power of each outstanding class of Voting Stock are owned or controlled, directly or indirectly, by the Company and any other corporation whose assets and operations are consolidated with those of the Company.

         Voting Stock. Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

         Weighted Average Life to Maturity. As applied to any prepayment of principal of any Note (or to any Subordinated Consolidated Indebtedness) at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Note to be prepaid (or the then outstanding principal amount of such Subordinated Consolidated Indebtedness) into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by virtue of such prepayment of such Note (or in respect of such Subordinated Consolidated Indebtedness) by
(ii) the number of years (calculated to the nearest 1/12th) which would have elapsed between such date and the making of such payment.

         Wholly-Owned. When applied to a Subsidiary, any Subsidiary 100% of the Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares or, in the case of Subsidiaries organized under the laws of a jurisdiction other than the United States or a state thereof, nominal shares held by foreign nationals in accordance with local law.

         Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

         1       Accounting Principles.  Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with United States generally accepted accounting principles as in effect from time to time (and the term "generally accepted accounting principles" shall have such meaning).

         2       Valuation Principles.  Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in effect from time to time in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, but in every case (whether or not permitted in accordance with generally accepted accounting principles) without giving effect to any write-up, write-down or write-off (other than any write-down or write-off the entire amount of which was charged to Consolidated Net Income or to a reserve which was a charge to Consolidated Net Income or a write-up permitted by generally accepted accounting principles in connection with business acquisitions) relating thereto which was made after the date of this Agreement.

         3       Direct or Indirect Actions.  Where any provision in this
Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

5.  AFFIRMATIVE COVENANTS

         The Company agrees that, for so long as any amount remains unpaid on any Note:

         0       Corporate Existence.  The Company will maintain and preserve, and will cause each Material Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.4 or 7.5 or the termination of the corporate existence of any Material Subsidiary or of any such right, power, privilege or franchise of the Company or any Material Subsidiary if, in the opinion of the Board of Directors of the Company, such termination is in the best interests of the Company, is not disadvantageous to holders of the Notes and is not otherwise prohibited by this Agreement.

         1       Insurance.  The Company will, and will cause each Material
Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations engaged in the same or similar businesses and owning and operating similar properties as the Company and its Subsidiaries.

         2       Taxes, Claims for Labor and Materials.  The Company will pay and discharge, and will cause each Material Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), other than taxes which, individually or in the aggregate, are not material in amount and the non-payment of which could not reasonably be expected to have a Material Adverse Effect, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not permitted by Section 7.3(b) upon its property or assets, provided that neither the Company nor any Material Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

         3       Maintenance of Properties.  The Company will maintain,
preserve and keep, and will cause each Material Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

         4       Maintenance of Records.  The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions relating to the business and affairs of the Company or such Subsidiary in order to permit preparation of financial statements in accordance with generally accepted accounting principles (except for the application of non-United States accounting principles and practices to the financial statements of certain non-United States Subsidiaries, to the extent that such application does not prevent the Company from preparing consolidated financial statements in accordance with generally accepted accounting principles), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

         5       Financial Information and Reports.  The Company will furnish to the Securities Valuation Office of the National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007, a copy of the financial statements referred to in Section 6.6(b) at the times required below. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request) the following:

         ()      As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by the Company's independent certified public accountants) and accompanied by a certificate of the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the unaudited financial information presented in such financial statements reflects all adjustments consisting only of normal recurring accruals necessary for a fair presentation of the consolidated financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of their operations and changes in their cash flows for the periods then ended, except that such financial statements omit certain footnotes and are subject to normal year-end audit adjustments;

         (a) As soon as available and in any event within 120 days after the last day of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred in by independent certified public accountants) and accompanied by a report unqualified as to scope of audit and unqualified as to going concern as to the consolidated balance sheet and the related consolidated statements of income and cash flows by Ernst & Young, or any other firm of independent public accountants of recognized national standing selected by the Company, to the effect that such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries in conformity with generally accepted accounting principles and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards;

         (b) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer, chief accounting officer or Treasurer of the Company, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, no Default or Event of Default is occurring or has occurred as of the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, or if such officer is aware of any Default or Event of Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, (ii) stating whether the Company is in compliance with Sections 7.1 through 7.8 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1 through 7.4 during the periods covered by the financial reports then being furnished and as of the end of such periods, (iii) describing the Company's sales of "trade receivables under deferred terms and installment sales contract obligations", "net investment in sales-type leases" and "trade receivables" and the reserves for each of the foregoing as reflected on the Company's most recent consolidated balance sheet included in such financial statements and (iv) giving the aggregate notional dollar amount of all leases, receivables and other accounts in respect of the sale, factoring or other disposition of which the Company has or has given or made any recourse obligation, guarantee or other contractual undertaking;

         (c) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, a letter of the Company's independent certified public accountants stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Default or Event of Default hereunder (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) or, if such accountants shall have obtained knowledge of any such Default or Event of Default, describing the nature thereof and the length of time it has existed;

         (d) Promptly after the Company obtains knowledge thereof, notice of any litigation or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $10,000,000, individually or in the aggregate, or which could reasonably be expected to have a Material Adverse Effect;

         (e) Promptly, copies of each financial statement, notice, report and proxy statement which the Company furnishes to its stockholders; copies of each registration statement and periodic report (without exhibits and other than registration statements relating to employee benefit plans) which the Company files with the Securities and Exchange Commission, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to the Company or its securities which the Company files with any securities exchange on which any of the Company's securities may be registered; copies of any orders applicable to the Company or a Material Subsidiary in any material proceedings to which the Company or any of its Material Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Material Subsidiaries (which orders in any event shall not include notices, orders and other decisions of a routine nature issued in connection with audits or similar proceedings before Federal, state, local or foreign taxing authorities or orders that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect); and, at any time when the Company is not a reporting company under Section 13 or 15(d) of the Exchange Act or has not complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes or prospective purchaser of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities Act in connection with the resale by it of the Notes;

         (f) As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any special audit made by them of the books of the Company or any Subsidiary;

         (g) At the time of delivery of the financial statements referred to in Section 6.6(a) or (b), an updated list setting forth the information specified in Annex I;

         (h) If at any time the Company provides consolidating financial statements to any holder of Indebtedness, copies of such consolidating financial statements; and

         (i) Such additional information as you or such other Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries.

         6       Inspection of Properties and Records.  The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its present and former public accountants (and by this provision the Company authorizes such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional Holder may reasonably request and, if at the time thereof any Default or Event of Default has occurred and is continuing, at the Company's expense.

         7       ERISA.

         ()      All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any qualified Plan of the Company or any Subsidiary in the United States, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

         (a)     The Company will not at any time permit any Plan to:

                 ()   engage in any "prohibited transaction" as such term is
defined in Section 4975 of the Code or in Section 406 of ERISA;

                 (i) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                 (ii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any such Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company; if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Company or any Material Subsidiary or ERISA Affiliate to liabilities which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) The Company will furnish you or any other Institutional Holder a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service no later than 45 days after the date such report has been filed with the Internal Revenue Service.

         (c) Promptly upon obtaining knowledge of the occurrence thereof, the Company will give you and each other Institutional Holder notice of (i) a reportable event (within the meaning of Section 4043(c) of ERISA and the regulations thereunder) with respect to any Plan; (ii) the institution of any steps by the Company, any Subsidiary, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA affiliate to withdraw from any Plan; (iv) the institution of any steps by the PBGC to appoint a trustee to administer any Plan; (v) a prohibited transaction in connection with any Plan; (vi) any material increase in the contingent liability of the Company or any Subsidiary with respect to any postretirement welfare liability; (vii) any event, transaction or condition that could result in the incurrence of any liability by the

Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of a Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions; or (viii) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing, if any of the events specified in this paragraph (d) could reasonably be expected to result in a Material Adverse Effect.

         8       Compliance with Laws.

         ()      The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which and the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith and by appropriate proceedings and as to which the Company or such Subsidiary has established adequate reserves on its books in accordance with generally accepted accounting principles.

         (a) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder notice of the institution of any proceedings against, or the receipt of written notice of potential liability or responsibility of, the Company or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation could reasonably be expected to give rise to a Material Adverse Effect.

         9       Acquisition of Notes.  Neither the Company nor any Subsidiary
nor any Affiliate acting on behalf of the Company, directly or indirectly, will repurchase or offer to repurchase any Notes unless the offer is made to repurchase Notes pro rata from all holders at the same time and on the same terms. The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

         10      Private Placement Number.  The Company consents to the filing of copies of this Agreement with the CUSIP Service Bureau of Standard & Poor's Corporation to obtain private placement numbers.

6.  NEGATIVE COVENANTS

         The Company agrees that, for so long as any amount remains unpaid on any Note:

         0       Net Worth.  The Company will not permit at any time its
Consolidated Net Worth to be less than $715,000,000 plus (i) 50% of Consolidated Net Income (without reduction for any net losses) for the period from April 1, 1996 to June 30, 1996, plus (ii) the cumulative sum of 50% of Consolidated Net Income (without reduction for any net losses) for each completed fiscal year ending after June 30, 1996 and on or before the date 120 days prior to the date of determination, plus (iii) for the then current fiscal year, the cumulative sum of 50% of Consolidated Net Income (without reduction for any net losses) from the beginning of such year to the last day of the fiscal quarter of the Company most recently ended as of the date 60 days prior to the date of determination.

         1       Indebtedness.  The Company will not, and will not permit any
Subsidiary to, permit to exist, create, assume, incur or otherwise be or become liable for, directly or indirectly, any Indebtedness other than:

         ()      the Notes;

         (a) Indebtedness of the Company and its Subsidiaries existing on the date hereof and described in the attached Annex II and after applying the proceeds from the sale of the Notes to reduce the outstanding amount shown in Annex II;

         (b) Indebtedness of a Subsidiary owed to the Company or another Subsidiary;

         (c) additional Indebtedness, provided that at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, the aggregate principal amount of all Senior Consolidated Indebtedness then to be outstanding shall not exceed 50% of Consolidated Total Capitalization and (ii) the aggregate principal amount of all Consolidated Indebtedness then to be outstanding shall not exceed 55% of Consolidated Total Capitalization;

         (d) additional Indebtedness of Subsidiaries, provided that, at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, (i) such Indebtedness may be incurred pursuant to paragraph (d) of this Section 7.2 and (ii) the sum (without duplication) of the aggregate principal amount of outstanding (A) Indebtedness of Subsidiaries (other than Indebtedness referred to in paragraph
(c) of this Section 7.2), and (B) Indebtedness of the Company or any Subsidiary (other than Indebtedness referred to in paragraph (c) of this Section 7.2) secured by Liens permitted by Section 7.3 (other than secured Indebtedness permitted by paragraphs (j) and (m) of Section

7.3) does not exceed 20% of the maximum aggregate principal amount of Consolidated Indebtedness permitted to be outstanding under this Section 7.2; and

         (e) Indebtedness of a Person existing at the time it becomes a Subsidiary, or substantially all of its assets are acquired by the Company or a Subsidiary, provided such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary or such acquisition and extensions, renewals, refinancings and refundings of such Indebtedness provided there is no increase in the principal amount of such Indebtedness at the time thereof.

         2       Liens.  The Company will not, and will not permit any
Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

         ()      Liens existing on property or assets of the Company or any
Subsidiary as of the date of this Agreement that are described in the attached Annex II;

         (a) Liens for taxes, assessments, governmental charges, levies or claims not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books in accordance with generally accepted accounting principles;

         (b) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and the Company has established adequate reserves therefor on its books in accordance with generally accepted accounting principles;

         (c) Liens arising in the ordinary course of business or incidental to the ownership of property or assets and not incurred in connection with the borrowing of money (including, but not limited to, encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property, defects in title and landlord's, lessor's, mechanics' and materialmen's liens) that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or materially impair the value of the property or assets subject thereto;

         (d) Liens in connection with workers compensation, unemployment insurance or other social security obligations;

         (e) Liens securing the performance of bids, tenders, contracts, surety and appeal bonds;

         (f) Liens to secure progress or partial payments on contracts and other obligations;

         (g) Unexercised rights of set-off, bankers' liens and other rights arising solely by operation of law and not created to secure Indebtedness;

         (h) To the extent considered a Lien on assets of the Company or any Subsidiary, Liens arising in connection with the sale or factoring of leases, receivables or other accounts in the ordinary course of business; provided that such assets, in accordance with generally accepted accounting principles, are not shown on the consolidated balance sheet of the Company;

         (i) Liens on properties or assets of a Person existing at the time such Person becomes a Subsidiary or is merged or consolidated with or into the Company or any Subsidiary and not created in contemplation of such event;

         (j) To the extent considered a Lien on assets of the Company or any Subsidiary, the interest of the lessee or purchaser in assets of the Company or any Subsidiary leased to such lessee under a lease or sold to such purchaser under the terms of a conditional sale arrangement;

         (k) Liens securing Indebtedness of a Subsidiary to the Company or to any Wholly-Owned Subsidiary;

         (l) Liens (i) existing on property at the time of its acquisition by the Company or a Subsidiary and not created in contemplation thereof, provided the Indebtedness secured by such Lien is assumed by the Company or a Subsidiary; or (ii) on property created substantially contemporaneously with the date of acquisition or within 12 months of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property; provided in the case of clauses
(i) and (ii) that such Liens do not extend to other property of the Company or any Subsidiary, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed 100% of the lesser of the cost or fair market value at the time of acquisition of the property or completion of construction subject thereto and that the Indebtedness secured by such Liens could be incurred pursuant to Section 7.2; and

         (m) Liens not otherwise permitted by paragraphs (a) through (m) above incurred subsequent to the date hereof to secure Indebtedness, provided that at the time of incurring such additional Indebtedness and after giving effect thereto and to the application of the proceeds therefrom, (i) such Indebtedness can be incurred pursuant to Section 7.2(d) or, if of a Subsidiary,
Section 7.2(e), and (ii) the sum (without duplication) of the aggregate principal amount of outstanding (A) Indebtedness of Subsidiaries (other than Indebtedness referred to in paragraph (c) of Section 7.2), and (B) Indebtedness of the Company or any Subsidiary (other than Indebtedness referred to in paragraph (c) of Section 7.2) secured by Liens permitted by this Section 7.3 (other than secured Indebtedness permitted by paragraphs (j) and (m) above) does not exceed 20% of the maximum aggregate principal amount of Consolidated Indebtedness permitted to be outstanding under Section 7.2.

         3       Merger or Consolidation.  The Company will not merge or
consolidate with, or sell all or substantially all of its assets to, any Person, except that the Company may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into it, provided that immediately after giving effect thereto,

             ()   The Company is the successor corporation or, if the Company is not the successor corporation, (x) the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing the Company's obligations under the Notes and this Agreement and (y) the holders of the Notes shall have received an opinion of legal counsel reasonably acceptable to them that this Agreement and the Notes are legal, valid and binding obligations of the successor corporation, enforceable against the successor corporation in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting creditors' rights generally, and to the application of general principles of equity;

             (i)  There shall exist no Default or Event of Default; and

             (ii) The Company or such successor corporation could incur at least $1.00 of additional Indebtedness under Section 7.2.

         4       Sale of Assets.

         ()      The Company will not, and will not permit any Subsidiary to
(other than in the ordinary course of business (including sales of receivables, leases and rental equipment)), sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person, (i) if in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if, after giving effect to such Disposition and all prior Dispositions since the date hereof, the aggregate net book value of assets subject to Dispositions would exceed, on a cumulative basis, 30% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (iii) if a Default or Event of Default exists or (iv) if the Company cannot incur at least $1.00 of additional Indebtedness pursuant to Section 7.2.

         (a) Notwithstanding the foregoing limitations in paragraph (a) of this Section 7.5, the Company or a Subsidiary may make a Disposition and the net book value of the assets subject to such Disposition shall not be subject to or included in the foregoing limitations and computations (i) if (A) the proceeds (net of taxes and related expenses) from such Disposition are reinvested, within twelve months after such Disposition, in productive assets of the Company or its Subsidiaries (including capital stock of Subsidiaries other than Wholly-Owned Subsidiaries) or (B) the Company, by written notice mailed to each holder of outstanding Senior Consolidated Indebtedness not less than 30 days prior to the date fixed by the Company for the prepayment or purchase referred to below (which notice shall state that it is given pursuant to this Section 7.5 and that any holder that elects to accept such offer must do so by notice given to the Company not less than 10 days prior to such date of prepayment or purchase) shall have offered, pursuant to a pro-rata offer made concurrently to all holders of then outstanding Senior Consolidated Indebtedness, to apply an amount equal to the proceeds (net of taxes and related expenses) from such Disposition to the prepayment or purchase, on the date specified in such notice (which date shall be not later than 30 days following such Disposition) of Senior Consolidated Indebtedness (at a prepayment or purchase price equal to the principal amount thereof and accrued interest thereon to the date of such prepayment or purchase) or (ii) if such Disposition is of assets of a Subsidiary or a business which was acquired by the Company or a Subsidiary within 12 months of the date of such Disposition and the proceeds (net of taxes and related expenses) from such Disposition are applied contemporaneously to the repayment of Indebtedness associated with such acquisition or (iii) if such Disposition is to the Company or a Wholly-Owned Subsidiary.

         5       Transactions with Affiliates.  The Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate (other than a joint venture which, if a Wholly-Owned Subsidiary, would not be a Material Subsidiary) except on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided that the Company will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with any such joint venture unless such transaction is consistent with the Company's past practices or is otherwise reasonably believed by the Company to be prudent in the circumstances of such transaction.

         6       Consolidated Tax Returns.  The Company will not file, or
consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

         7       Nature of Business.  The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the business then to be conducted by the Company and its Subsidiaries taken as a whole, would cease to be predominantly as described in the Private Placement Memorandum dated February 1996.

7.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

         0       Nature of Events.  An "Event of Default" shall exist if any one or more of the following occurs:

         ()      Any default in the payment of interest when due on any of the
Notes and continuance of such default for a period of 3 days;

         (a) Any default in the payment of the principal of any of the Notes or the Make-Whole Amount thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

         (b) Any default (i) in the payment of the principal of, or interest or premium on, any other Indebtedness of the Company and its Subsidiaries aggregating in excess of $10,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) under any mortgages, agreements or other instruments of the Company and its Subsidiaries under or pursuant to which Indebtedness aggregating in excess of $10,000,000 is issued and the continuation of such default beyond the period of grace, if any, allowed with respect thereto;

         (c) Any default in the observance of any covenant or agreement contained in Sections 7.1 through 7.8 or in Section 8.7;

         (d) Any default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days after the earlier of (i) the chief financial officer or chief accounting officer of the Company obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from the holder of any Note;

         (e) Any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement, proves incorrect as of the date of the making thereof;

         (f) Any judgment, writ or warrant of attachment or any similar process in an aggregate amount in excess of $5,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company or any Subsidiary receives notice thereof;

         (g) This Agreement or the Notes at any time for any reason cease to be in full force and effect as a result of acts taken by the Company or shall be declared to be null and void in whole or in part by a court or other governmental or regulatory authority having jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or the Company shall renounce this Agreement or the Notes or deny that it has any or further liability thereunder;

         (h) Any of the following events shall occur and such event, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this paragraph (i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA):

                 (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code;

                 (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject to any such proceedings;

                 (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000;

                 (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans;

                 (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; or

                 (vi) the Company or any Material Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Material Subsidiary thereunder; or

         (i)     The Company or any Subsidiary shall

                 ( )   generally not pay its debts as they become due or admit
in writing its inability to pay its debts generally as they become due;

                 (i) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition; fail to file, within the time allowed for such purpose, an answer or other pleading denying or otherwise controverting the material allegations of such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

           (ii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

           (ii) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

           (iv)  be finally adjudicated bankrupt or insolvent;

           (v) be subject to the entry of a court order, (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy or (C) for a reorganization pursuant to the Bankruptcy Laws or (D) for any other judicial modification or alteration of the rights of creditors; or

           (vi) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

         1       Remedies on Default.  When any Event of Default described in paragraphs (a) through (i) of Section 8.1 has occurred and is continuing, the holders of at least 33-1/3% in aggregate principal amount of the Notes then outstanding may, by notice to the Company, declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, (i) when any Event of Default described in paragraph (a) or (b) of
Section 8.1 has occurred and is continuing, any holder may by notice to the Company declare the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and (ii) when any Event of Default described in paragraph (j) of Section 8.1 has occurred, then the entire principal, together with the Make-Whole Amount (to the extent permitted by law) and all interest accrued on all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind, all of which are expressly waived. Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus the Make-Whole Amount (to the extent permitted by law) which shall be calculated on the Determination Date.

         2       Annulment of Acceleration of Notes.  The provisions of Section
8.2 are subject to the condition that if the principal of, the Make-Whole Amount and accrued interest on any Note have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 8.1, the holder or holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, Make-Whole Amount or interest on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every Default or Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

         3       Other Remedies.  If any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

         4       Conduct No Waiver; Collection Expenses.  No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the Make-Whole Amount, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

         5       Remedies Cumulative.  No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

         6       Notice of Default.  With respect to Defaults, Events of
Default or claimed defaults, the Company will give the following notices:

         ()      The Company promptly, but in any event within the earlier of
(i) 3 days after an executive officer of the Company has knowledge thereof or
(ii) the date on which similar notice is given to any other creditor of the Company, will furnish to each holder of a Note written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

         (a) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

8.  AMENDMENTS, WAIVERS AND CONSENTS

         0       Matters Subject to Modification.  Any term, covenant,
agreement or condition of this Agreement may, with the written consent of the Company, be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment or optional prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the Make-Whole Amount, if any, or change the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.2, Section 8.3 or this
Section 9.

         For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

         1       Solicitation of Holders of Notes.  The Company will not
solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

         2       Binding Effect.  Any such amendment or waiver shall apply
equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

9.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

         0       Form of Notes.  Each Note initially delivered under this
Agreement will be in the form of one fully registered Note in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $500,000 (or the remaining outstanding balance thereof, if less than $500,000).

         1       Note Register.  The Company shall cause to be kept at its
principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this
Section 10.

         2       Issuance of New Notes upon Exchange or Transfer.  Upon
surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on the making of the representations and warranties set forth in Section 3.2, by Institutional Holders on compliance with Section 2.4 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

         3       Replacement of Notes.  Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of such loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

10.  MISCELLANEOUS

         0       Expenses.  Whether or not the purchase of Notes herein
contemplated shall be consummated, the Company agrees to pay directly all expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard & Poor's Corporation in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses (including the fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer or replacement of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this Section 11.1 shall survive the retirement of the Notes. The Company agrees to pay the fees and expenses of your special counsel (to the extent not previously paid pursuant to Section 4.4) within 3 Business Days of receipt of an itemized statement therefor.

         1       Notices.  Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (ii) if to the Company, to Sensormatic Electronics Corporation, 951 Yamato Road, Boca Raton, Florida 33431-0700 (telephone number: (407) 989-7000; facsimile (407) 989-7021),
Attention: Garrett E. Pierce, Senior Vice President and Chief Financial Officer, or to such other address as the Company may in writing designate.

         2       Reproduction of Documents.  This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and
(iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

         3       Successors and Assigns.  This Agreement will inure to the
benefit of and be binding upon the parties hereto and their respective successors and assigns. In connection with the restructuring of the Company's international operations (among other things), the Company is actively considering forming a holding company that would hold all of the shares of capital stock of the Company. In the event that such holding company is formed, such holding company would be substituted as the obligor hereunder and under the Notes in lieu of the Company; provided that such substitution will not occur without the prior written consent of the holder or holders of all of the Notes then outstanding (which consent each holder may grant or withhold in its sole discretion).

         4       Law Governing.  This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

         5       Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         6       Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

         7       Reliance on and Survival of Provisions.  All covenants,
representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

         8       Integration and Severability.  This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

         9       Confidentiality.  You agree that you will keep confidential in accordance with your internal policies and procedures in effect from time to time any written information with respect to the Company or its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company or its Subsidiaries to you in writing as confidential, provided that you may disclose any such information (a) as has become generally available to the public (other than as a consequence of your actions) or to you on a non-confidential basis from a source other than the Company or its Subsidiaries or as was known to you on a non-confidential basis prior to its disclosure by the Company or its Subsidiaries, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over you or to the National Association of Insurance Commissioners or similar organizations or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to the extent that you reasonably believe it appropriate in order to protect your investment in the Notes or in order to comply with any law, order, regulation or ruling applicable to you, (e) to your directors, officers, trustees, employees, auditors, financial advisors or counsel or to rating agencies or another holder of the Notes, (f) to Persons who are parties to similar confidentiality agreements, or (g) to the prospective transferee in connection with any contemplated transfer of any of the Notes by you. By its acceptance of a Note, any transferee shall be bound by the terms of this Section 11.10.

         10 Usury Savings Clause. Anything in this Agreement or the Notes to the contrary notwithstanding, in no event shall the rate of interest payable on any overdue principal (including any overdue optional or required prepayment), on any overdue Make-Whole Amount or on any overdue installment of interest exceed the highest rate which may be lawfully charged under the laws found to apply by a court of competent jurisdiction interpreting this Agreement and the Notes.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                      SENSORMATIC ELECTRONICS CORPORATION


                                      By: /s/ Mike A. Flores
                                          --------------------------------------
                                          Title: Vice President & Treasurer


                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                        as Trustee of a Commingled Pension Fund


                                      By: /s/ David G. Muller
                                          --------------------------------------
                                          Title: Vice President


                                      J.P. MORGAN INVESTMENT MANAGEMENT INC.
                                        as Investment Manager for Various
                                        Institutional Investors


                                      By: /s/ David G. Muller
                                          --------------------------------------
                                          Title: Vice President


                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                                        as Investment Manager for Various
                                        Institutional Investors


                                      By: /s/ David G. Muller
                                          --------------------------------------
                                          Title: Vice President

                                      COMERICA BANK as Trustee


                                      By: /s/ Anna L. Ngo
                                          --------------------------------------
                                          Title: Trust Officer


                                      THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA


                                      By: /s/ Robert Derrick
                                          --------------------------------------
                                         Title: Senior Vice President



                                      PRUCO LIFE INSURANCE COMPANY


                                      By: /s/ Robert Derrick
                                          --------------------------------------
                                         Title: Senior Vice President


                                      PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                      By: /s/ Jon C. Heiny
                                          --------------------------------------
                                          Title: Counsel

                                      By: /s/ James Hovey
                                          --------------------------------------
                                          Title: Director Securities Investment


                                      METROPOLITAN INSURANCE AND ANNUITY COMPANY


                                      By: /s/ James Wiviott
                                          --------------------------------------
                                          Title: Vice President

                                      METROPOLITAN LIFE INSURANCE COMPANY


                                      By: /s/ James Dingler
                                          --------------------------------------
                                          Title: Assistant Vice President


                                      THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                        COMPANY


                                      By: /s/ Gary A. Poliner
                                          --------------------------------------
                                          Title: Vice President


                                      CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                      By: CIGNA Investments, Inc.


                                      By: /s/ James G. Schelling
                                          --------------------------------------
                                          Title: Managing Director


                                      CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY, on behalf of one or more
                                        separate accounts
                                      By: CIGNA Investments, Inc.


                                      By: /s/ James G. Schelling
                                          --------------------------------------
                                          Title: Managing Director

                                      CENTURY INDEMNITY COMPANY
                                      By: CIGNA Investments, Inc.


                                      By: /s/ James G. Schelling
                                          --------------------------------------
                                          Title: Managing Director


                                      LIFE INSURANCE COMPANY OF NORTH AMERICA
                                      By: CIGNA Investments, Inc.


                                      By: /s/ James G. Schelling
                                          --------------------------------------
                                          Title: Managing Director


                                      TEACHERS INSURANCE AND ANNUITY
                                        ASSOCIATION OF AMERICA


                                      By: /s/ John Litchfield
                                          --------------------------------------
                                          Title: Director - Private Placements


                                      NATIONWIDE LIFE AND ANNUITY INSURANCE
                                        COMPANY


                                      By: /s/ Michael D. Groseclose
                                          --------------------------------------
                                          Title: Associate Vice President


                                      WEST COAST LIFE INSURANCE COMPANY


                                      By: /s/ Michael D. Groseclose
                                          --------------------------------------
                                          Title: Attorney-in-Fact

                                      NATIONWIDE LIFE INSURANCE COMPANY


                                      By: /s/ Michael D. Groseclose
                                          --------------------------------------
                                          Title: Associate Vice President


                                      THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                        THE UNITED STATES


                                      By: /s/ Beatriz M. Cuervo
                                          --------------------------------------
                                          Title: Investment Officer


                                      SUNLIFE ASSURANCE COMPANY OF CANADA


                                      By: /s/ Margaret S. Mead
                                          --------------------------------------
                                          Title: Assistant Vice President
                                                 & Counsel - for Secretary



                                      SUNLIFE ASSURANCE COMPANY OF CANADA (U.S.)


                                      By: /s/ John N. Whelihan
                                          --------------------------------------
                                          Title: Vice President
                                                 U.S. Private Placements
                                                 for President

                                      THE MINNESOTA MUTUAL LIFE INSURANCE
                                        COMPANY
                                      By: MIMLIC Asset Management Company


                                      By: /s/ Loren Haugland
                                          --------------------------------------
                                          Title: Vice President

                                      GENERAL AMERICAN LIFE INSURANCE COMPANY


                                      By: /s/ Douglas R. Koester
                                          --------------------------------------
                                          Title: Vice President, Gaimco



                                      THE OHIO NATIONAL LIFE INSURANCE COMPANY


                                      By: /s/ Michael A. Boedeker
                                          --------------------------------------
                                          Title: Vice President, Fixed Income
                                                 Securities



                                      MODERN WOODMEN OF AMERICA


                                      By: /s/ W.B. Foster
                                          --------------------------------------
                                          Title: President

                                    BANKERS SECURITY LIFE
                                    INSURANCE SOCIETY


                                    By: /s/ Gregory M. Anderson
                                        --------------------------------------
                                        Title: Vice President

                                    By: /s/ James V. Wittich
                                        --------------------------------------
                                        Title: Vice President



                                    UNITED SERVICES LIFE INSURANCE COMPANY


                                    By: /s/ Gregory M. Anderson
                                        --------------------------------------
                                        Title: Vice President


                                    MELLON BANK, N.A., as Trustee of the
                                        AT&T Master Trust for Employees Pension
                                        Plans Trust (as directed by J.P. Morgan
                                        Investment Management, Inc.)


                                    By: /s/ Robert Fass
                                        --------------------------------------
                                        Title: Vice President

                                                                     EXHIBIT A-1


                      SENSORMATIC ELECTRONICS CORPORATION

                               7.74% SENIOR NOTE

                               Due March 29, 2006



                 THIS NOTE IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO CERTIFIES TO THE SELLER AS TO ITS STATUS AS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE
THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE
144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.




Registered Note No. C-___                                         March 29, 1996
$___________


                 SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company), for value received, promises to pay to _______________ or registered assigns, on March 29, 2006, the principal amount of $_________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.74% per annum from the date hereof until maturity, payable on [March 30] and [September 30] in each year, commencing [September 30], 1996, and at maturity, and to pay interest, for each day until paid, on any overdue principal, on any overdue Make-Whole Amount and on any overdue installment of interest at a per annum rate equal to the greater of (a) the rate of 9.74% and
(b) the sum of the reference rate announced by Morgan Guaranty Trust Company of New York from time to time as its "prime rate" for United States domestic loans in United States dollars plus 2%. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.4 of the Note Agreement hereinafter defined.

                 This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 29, 1996 entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

                 As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

                 Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

                 This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of New York.

                                        SENSORMATIC ELECTRONICS CORPORATION


                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------
                                                                     EXHIBIT A-2


                      SENSORMATIC ELECTRONICS CORPORATION

                               7.11% SENIOR NOTE

                               Due March 29, 2001

                 THIS NOTE IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO CERTIFIES TO THE SELLER AS TO ITS STATUS AS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE
THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE
144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.




Registered Note No. B-___                                          April 1, 1996
$___________


                 SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company), for value received, promises to pay to _______________ or registered assigns, on March 29, 2001, the principal amount of $_________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.11% per annum from the date hereof until maturity, payable on [March 30] and [September 30] in each year, commencing [September 30], 1996, and at maturity, and to pay interest, for each day until paid, on any overdue principal, on any overdue Make-Whole Amount and on any overdue installment of interest at a per annum rate equal to the greater of (a) the rate of 9.11% and
(b) the sum of the reference rate announced by Morgan Guaranty Trust Company of New York from time to time as its "prime rate" for United States domestic loans in United States dollars plus 2%. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section
2.4 of the Note Agreement hereinafter defined.

                 This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 29, 1996 entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

                 As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

                 Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

                 This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of New York.

                                        SENSORMATIC ELECTRONICS CORPORATION


                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------

                                                                     EXHIBIT A-3


                      SENSORMATIC ELECTRONICS CORPORATION

                               6.99% SENIOR NOTE

                               Due March 29, 2000



THIS NOTE IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) TO THE COMPANY, (2) TO A PERSON WHO CERTIFIES TO THE SELLER AS TO ITS STATUS AS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.




Registered Note No. A-___                                          April 1, 1996
$___________


SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company), for value received, promises to pay to _______________ or registered assigns, on March 29, 2000, the principal amount of $_________ and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.99% per annum from the date hereof until maturity, payable on [March 30] and [September 30] in each year, commencing [September 30], 1996, and at maturity, and to pay interest, for each day until paid, on any overdue principal, on any overdue Make-Whole Amount and on any overdue installment of interest at a per annum rate equal to the greater of (a) the rate of 8.99% and (b) the sum of the reference rate announced by Morgan Guaranty Trust Company of New York from time to time as its "prime rate" for United States domestic loans in United States dollars plus 2%. Payments of the principal of, the Make-Whole Amount, if any, and the interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.4 of the Note Agreement hereinafter defined.

This Note is issued under and pursuant to the terms and provisions of the Note Agreement, dated as of March 29, 1996 entered into by the Company with the Purchasers named in Schedule I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits provided for by such Note Agreement or referred to therein. Reference is made to the Note Agreement for a statement of such benefits.

As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or its attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

This Note may be declared due prior to its expressed maturity date and voluntary prepayments may be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain optional prepayments with a Make-Whole Amount.

Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Make-Whole Amount, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of New York.

                                        SENSORMATIC ELECTRONICS CORPORATION


                                        By:
                                           -------------------------------------
                                           Its:
                                               ---------------------------------
                                                                       EXHIBIT B

                                 LEGAL OPINIONS

The opinion of Davis Polk & Wardwell, special counsel for the Purchasers, shall be to the effect that:

11. The Company is a corporation duly incorporated, validly existing and, based solely on good standing certificates from appropriate state authorities, in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to enter into the Agreement and to issue and sell the Notes.

12. The Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

13. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

14. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement by the Company will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

15. No authorization, approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

The opinion of Davis Polk & Wardwell also shall state that the legal opinions of Christy & Viener, special New York counsel for the Company, delivered to you pursuant to the Agreement, are satisfactory in form and scope to Davis Polk & Wardwell, and that, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.

                                                                       EXHIBIT C


                                 LEGAL OPINIONS

The opinion of Christy & Viener, special New York counsel for the Company, shall be to the effect that:

         16. Each of the Company and each Material Subsidiary in the United States is a corporation duly incorporated, validly existing and, based solely on good standing certificates from appropriate state authorities, in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Agreement and to issue and sell the Notes.

         17. The Company and each Material Subsidiary in the United States are duly qualified or licensed and in good standing as foreign corporations authorized to do business in each jurisdiction where the nature of its or their businesses or the character of its or their properties makes such qualification or licensing necessary, except where such failure to be so qualified or licensed would not have a Material Adverse Effect.

         18. The Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         19. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         20. No authorization, approval, consent or withholding of objection on the part of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale by the Company of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required in connection with the offer, issuance and sale of the Notes by the Company.

         21. The issuance and sale of the Notes by the Company and compliance with the terms and provisions of the Notes and the Agreement by the Company will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Company or any Material Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation (or other charter document) or by-laws of the Company or any Material Subsidiary or any loan agreement under which the Company or any Material Subsidiary is bound, or other agreement or instrument under which the Company or any Material Subsidiary is a party or by which any of them or their property is bound or may be affected or (ii) any law or regulation of the United States or a state thereof, order, writ, injunction or decree of any United States or state court or governmental authority applicable to the Company or any Material Subsidiary.

         22. Except as disclosed in the 1995 Reports, there are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Company or any Subsidiary in the United States, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in the United States, which are likely to have a Material Adverse Effect.

         23. Neither the Company nor any Subsidiary in the United States is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

         24. In reliance upon the representations and warranties of the Company in the Agreement, the issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter
II).

         [10.    After due inquiry, nothing has come to such counsel's
attention that causes such counsel to believe that the Private Placement Memorandum dated February 1996, as supplemented by a Supplement dated March _, 1996, taken together with the 1995 Reports (including the attachments and enclosures, but excluding the financial statements, schedules and other financial data included therein, as to which such counsel need express no belief) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.]

         The opinion of Christy & Viener, special New York counsel for the Company, shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request, and shall be subject to such reasonable assumptions and qualifications as such special counsel may consider appropriate. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the General Corporation Law of the State of Delaware and the laws of the State of New York, such counsel may rely upon the opinions of counsel deemed by them to be competent and reliable.

                                                                       EXHIBIT D



                                 LEGAL OPINIONS

         The opinion of Walter A. Engdahl, Vice President-Corporate counsel of the Company, shall be to the effect that:

         25. No authorization, approval or consent of any State of Florida governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by Sensormatic of the Agreement or the lawful offering, issuance and sale by Sensormatic of the Notes, and no designation, filing, declaration, registration and/or qualification with any such governmental authority is required in connection with the offer, issuance and sale of the Notes by Sensormatic.

26. The issuance and sale of the Notes by Sensormatic and compliance with the terms and provisions of the Notes and the Agreement by Sensormatic will not conflict with, or result in any breach or violation of any of the provisions of, or result in the creation or imposition of any Lien upon the property of Sensormatic pursuant to, the provisions of any applicable law (including usury laws) or regulation of the State of Florida.

                                                                       EXHIBIT E


                             FORM OF SUBORDINATION

         SECTION 4.01. Agreement That Debentures to Be Subordinate. The Trustee acknowledges, the Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all payments of principal of, premium, if any, and interest on the Debentures and all other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures shall be subordinated in accordance with the provisions of this Article Four to the prior payment in full in cash of all amounts payable under all Senior Indebtedness of the Company.

         SECTION 4.02. Limitation During Certain Defaults on Senior Indebtedness. No direct or indirect payment by or on behalf of the Company on account of principal, premium, if any, or interest on the Debentures or any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures whether pursuant to the terms of the Debentures or upon acceleration or otherwise shall be made, and no Debentures shall be redeemed or purchased, either directly or indirectly, by the Company or any Subsidiary, if, at the time of such payment or purchase or immediately after giving effect thereto, there shall exist a default in the payment of all or any portion of the obligations under any Senior Indebtedness.

         SECTION 4.03. Priority of Senior Indebtedness. Upon (i) any acceleration of the principal amount due on the Debentures or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, all amounts payable under Senior Indebtedness shall first be paid in full in cash, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Debentures, or on account of any other monetary claims, including such monetary claims as may result from rights of repurchase or rescission, under or in respect of the Debentures, or any payment is made to acquire any of the Debentures for cash, property or securities or any distribution is made with respect to the Debentures of any cash, property or securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior

Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Debentures or to the Trustee under this Indenture.

         SECTION 4.04. Payment Over of Proceeds in Certain Events. In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Sections 4.02 or 4.03, whether in cash, property or securities, shall be received by the Trustee or paying agent, if any, or the holders of the Debentures before all Senior Indebtedness is paid in full cash, such payment or distribution shall be received and held in trust for the benefit of the holders of Senior Indebtedness and shall be paid over or delivered to, in the case of clause (ii) of Section 4.03, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company and, in the case of Section 4.02 and clause (i) of Section 4.03, to the Company, in each case in trust for the holders of, and for application to the payment of, all Senior Indebtedness remaining unpaid to the extent necessary to pay all obligations in respect of such Senior Indebtedness in full cash in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         SECTION 4.05. No Waiver of Subordination Provisions. Without notice to or the consent of the debentureholders or the Trustee, the holders of Senior Indebtedness may at any time and from time to time, without impairing or releasing the subordination herein made, change the manner, place or terms of payments, or change or extend the time of payment of or renew or alter the Senior Indebtedness, or amend or supplement in any manner any instrument evidencing the Senior Indebtedness, any agreement pursuant to which the Senior Indebtedness was issued or incurred or any instrument securing or relating to the Senior Indebtedness; release any person liable in any manner for the payment or collection of the Senior Indebtedness, exercise or refrain from exercising any rights in respect of the Senior Indebtedness against the Company or any other person; apply any moneys or other property paid by any person or released in any manner to the Senior Indebtedness; or accept or release any security for the Senior Indebtedness.

         SECTION 4.06. Notice to Trustee of Specified Events: Reliance on Certificate of Liquidating Agent. The Company shall give prompt written notice to the Trustee and any paying agent of any fact known to the Company that would prohibit the making of any payment to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article.

         Upon any distribution of assets of the Company or payment by or on behalf of the Company referred to in this Article Four, the Trustee and the holders of the Debentures shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 4.03 are pending, and the Trustee and the holders of the Debentures shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any such distribution to the Trustee or to the holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

         SECTION 4.07. Subrogation. Subject to the payment in full of all amounts payable under or in respect of all Senior Indebtedness, in cash, the holders of the Debentures (together with holders of any other indebtedness of the Company which is subordinate in right of payment to the payment of other indebtedness of the Company, but is not subordinate in right of payment to the Debentures and by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive distributions of assets of the Company or payments by or on behalf of the Company, made on the Senior Indebtedness, until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no distributions or payments to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article Four, and no payment over pursuant to the provisions of this Article Four to the holders of Senior Indebtedness by the holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article Four are, and are intended, solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness on the other hand.

         SECTION 4.08. Obligation to Pay Not Impaired. Nothing contained in this Article Four or elsewhere in this Indenture, or in the Debentures, is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures at the time and place and at the rate and in the currency therein prescribed, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the right, if any, under this Article Four of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         SECTION 4.09. Reliance by Senior Indebtedness on Subordination Provisions. Each holder of a Debenture by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness. The subordination provisions in this Article Four may be enforced directly by the holders of Senior Indebtedness.

         SECTION 4.10. Subordination Not to Be Prejudiced by Certain Acts. No present or future holder of Senior Indebtedness shall be prejudiced in his right to enforce subordination of the indebtedness evidenced by the Debentures by any act or failure to act in good faith by any such holder or by noncompliance by the Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

         SECTION 4.11. Trustee Authorized to Effectuate Subordination. Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Four and appoints the Trustee his attorney-in-fact for any and all such purposes including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, to file a claim for the unpaid balance of its Debentures in the form required in said proceedings and to cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or proof, then the holders of the Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim or proof for and on behalf of the holders of said Debentures.